Exhibit 13.1

PRINCIPAL EXECUTIVE OFFICER CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of Torm A/S (the "Company") on Form 20-F for the year ended December 31, 2010 as filed with the Securities and Exchange Commission (the "SEC") on or about the date hereof (the "Report"), I, Jacob Meldgaard, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date: June 23, 2011

/s/ Jacob Meldgaard
Jacob Meldgaard
Chief Executive Officer (Principal Executive Officer)

SK 03810 0001 1206791